Exhibit j
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 72 to Registration Statement No. 33-13954 on Form N-1A or our report dated February 29, 2008, relating to the financial statements and financial highlights of Pacific Select Fund, including Small-Cap Growth (formerly Fasciano Small Equity), International Value, International Small-Cap, Equity Index, Small-Cap Index, Diversified Research, Equity, American Funds® Growth-Income, American Funds® Growth, Large-Cap Value, Technology, Short Duration Bond, Floating Rate Loan, Diversified Bond, Growth LT, Focused 30, Health Sciences, Mid-Cap Value, Large-Cap Growth, International Large-Cap, Small-Cap Value, Multi-Strategy, Main Street® Core, Emerging Markets, Managed Bond, Inflation Managed, Money Market, High Yield Bond, Comstock, Mid-Cap Growth, Real Estate, and Small-Cap Equity (formerly VN Small-Cap Value) Portfolios appearing in the Annual Report on Form N-CSR of Pacific Select Fund for the year ended December 31, 2007, and to the reference to us under the heading “Financial Highlights” in the Prospectus, and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 25, 2008